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                                  EXHIBIT 11.2
                    Consent of Manatt, Phelps & Phillips, LLP

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                              [LETTERHEAD]

January 31, 1997



Board of Trustees
Steadman Associated Fund
1730 K Street, N.W.
Washington, D.C.  20006



     Re:  Registration Statement Under the Securities Act of 1933
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Ladies and Gentlemen:

     We hereby consent to the filing of our opinion dated January 28, 1997 regarding the legality of the securities being registered as an exhibit to the Registration Statement on Form N-14 which is being filed by the Steadman Associated Fund (the "Fund") in connection with the registration of the shares of the Fund under the Securities Act of 1933, as amended.

     We also hereby consent to the filing of our opinion dated January 28, 1997 regarding the tax consequences of the merger of Steadman American Industry Fund, Steadman Investment Fund, and Steadman Technology and Growth Fund with and into the Fund as an exhibit to the aforementioned Registration Statement and to the reference to our firm in the proxy statement and prospectus related to this opinion.

                              Very truly yours,

                              /s/ Manatt, Phelps & Phillips, LLP

                              Manatt, Phelps & Phillips, LLP